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                                                                     EXHIBIT 4.8

                                     WARRANT

THIS WARRANT AND THE ORDINARY SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT (the "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (the "SECURITIES ACT") OR QUALIFIED UNDER ANY STATE OR FOREIGN SECURITIES LAW, AND THE WARRANT MAY NOT BE EXERCISED AND THE WARRANT AND THE ORDINARY SHARES ISSUABLE UPON EXERCISE MAY NOT BE SOLD, TRANSFERRED, PLEDGED, ASSIGNED OR HYPOTHECATED, UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT COVERING THIS WARRANT AND/OR SUCH SECURITIES, OR THE HOLDER RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THE WARRANT AND/OR SUCH SECURITIES SATISFACTORY TO THE COMPANY STATING THAT SUCH SALE, TRANSFER, PLEDGE, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE SECURITIES ACT AND THE QUALIFICATION REQUIREMENTS UNDER APPLICABLE LAW.

                                   to purchase

                                 Ordinary Shares

                                       of

                             NUR MACROPRINTERS LTD.

                          at a price of $4.50 per share

                VOID AFTER 17:00 p.m. (prevailing Tel Aviv time)

                 On the Expiration Date (as hereinafter defined)

                                   in favor of

                The Investment Corp. of United Mizrahi Bank Ltd.


No. W-


NUR MACROPRINTERS LTD., an Israeli company with its principal offices at 12 Abba Hilel Silver Street, Lod, Israel (the "Company"), hereby grants to The Investment Corp. of United Mizrahi Bank Ltd. (the "Holder"), the right to purchase, subject to the terms and conditions hereof, up to Six Hundred and Twelve Thousand, Five Hundred (612,500) of the Company's Ordinary Shares, par value NIS 1.0 per share ("Ordinary Shares"), exercisable at any time from time to time, on or after the date hereof (the "Effective Date"), and until the fourth anniversary of such date (the "Expiration Date").




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                                      -2-

(Hereinafter: (i) the Ordinary Shares purchasable hereunder or any other securities which may be issued by the Company in substitution therefor, are referred to as the "Warrant Shares"; (ii) the price of Four United States Dollars and Fifty Cents ($4.50) payable hereunder for each of the Warrant Shares, as adjusted in the manner set forth hereinafter, is referred to as the "Exercise Price" and (iii) this Warrant and all warrants hereafter issued in exchange or substitution for this Warrant are referred to as the "Warrants". The Exercise Price and the number of Warrant Shares are subject to adjustment as hereinafter provided.)

1. Warrant Period; Exercise of Warrant

1.1 (a) This Warrant may be exercised in whole at any time, or in part from time to time, beginning on the date hereof until the Expiration Date (the "Warrant Period"), by the surrender of this Warrant (with a duly executed exercise form in the form attached at the end hereof as Exhibit A), along with the Exercise Certificate or the Exercise Opinion (each as defined in Section 1.1(b) below), at the principal office of the Company, set forth above, together with proper payment of the Exercise Price multiplied by the number of Warrant Shares for which the Warrant is being exercised. Payment for Warrant Shares shall be made by certified or official bank check or checks, payable to the order of the Company or by wire transfer to an account to be designated in writing by the Company. Payments shall be made in United States dollars.

         (b) This Warrant may not be exercised unless the Holder delivers to the Company (a) written certification that it is not a "U.S. person" (as defined in Regulation S under the Securities Act) and the Warrant is not being exercised on behalf of a U.S person (an "Exercise Certificate") or (b) a written opinion of counsel to the effect that the Warrant and the Warrant Shares have been registered under the Securities Act and applicable state securities laws or an exemption from such registration is available, which counsel and opinion shall be reasonable satisfactory to the Company ("Exercise Opinion").

1.2 If this Warrant should be exercised in part, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder to purchase the remainder of the Ordinary Shares purchasable hereunder. The Company shall pay any and all expenses, taxes and other charges that may be payable in connection with the issuance of the Warrant Shares and the preparation and delivery of share certificates pursuant to this Section 1 in the name of the Holder (including without limitation the applicable stamp duty), and to the extent required, the execution and delivery of a new Warrant, provided, however, that the Company shall only be required to pay taxes which are due as a direct result of the issuance of the Ordinary Shares or other securities, properties or rights underlying such Warrants (such as the applicable stamp duty), and will not be required to pay any tax which may be (i) due as a result of the specific identity of the Holder or (ii) payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Holder and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

1.3 No fractions of Ordinary Shares shall be issued in connection with the exercise of this Warrant, and the number of Ordinary Shares issued shall be rounded down to the nearest whole number.








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                                      -3-


1.4 Upon the issuance of Ordinary Shares resulting from the exercise in whole or in part of this Warrant, the Company shall deliver to the Holder the following
(i) a true and correct copy of duly completed notice of the issuance of the issued shares to the Israeli Registrar of Companies in the form and substance acceptable for immediate filing with the Israeli Registrar of Companies (ii) an irrevocable letter of instructions to the Company's transfer agent to issue as soon as is reasonably practicable to the Holder share certificates reflecting the Warrant Shares exercised thereby, together with any and all other documents required for the issuance of such certificates by the transfer agent.

1.5 Secretary' s Confirmation Within 30 days from the issuance of the Ordinary Shares the Company Secretary shall provide the Holder with confirmation that the Holder has been registered in the Company's Shareholder Register in accordance with the Companies Law, 1999, as a member of the Company holding the Warrant Shares and that the applicable stamp duty has been paid by the Company.

2. Reservation of Shares

The Company covenants that: (i) at all times during the Warrant Period it shall have in reserve, and will keep available solely for issuance or delivery upon exercise of the Warrant, such number of Ordinary shares as shall be issuable upon the exercise thereof, and (ii) upon exercise of the Warrant and payment of the Exercise Price therefor, the Warrant Shares issuable upon such exercise will be validly issued, fully paid, nonassessable, free and clear from any lien, encumbrance, pledge or any other third party right and not subject to any preemptive rights.

3. Adjustments to Exercise Price and Number of Securities.

3.1 Subdivision and Combination. In case the Company shall at any time subdivide or combine the outstanding Ordinary Shares, the Exercise Price shall forthwith be proportionately decreased in the case of subdivision or increased in the case of combination.

3.2 Stock Dividends and Distributions. In case the Company shall pay a dividend on, or make a distribution of, Ordinary Shares or of the Company's capital stock convertible into Ordinary Shares, the Exercise Price shall forthwith be proportionately decreased. An adjustment made pursuant to this Section 3.2 shall be made as of the record date for the subject stock dividend or distribution.

3.3 Adjustment in Number of Securities. Upon each adjustment of the Exercise Price pursuant to the provisions of this Section 3, the number of Ordinary Shares issuable upon the exercise of each Warrant shall be adjusted to the nearest full amount by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of Ordinary Shares issuable upon exercise of the Warrants immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

3.4 Definition of Ordinary Shares. For the purpose of this Agreement, the term "Ordinary Shares" shall mean (i) the class of stock designated as Ordinary Shares in the Articles of Association of the Company as may be amended as of the date hereof, or (ii) any other class of





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                                      -4-


stock resulting from successive changes or reclassifications of such Ordinary Shares consisting solely of changes in nominal value, or from nominal value to no nominal value, or from no nominal value to nominal value.

3.5 No Adjustment of Exercise Price in Certain Cases. No adjustment of the Exercise Price shall be made if the amount of said adjustment shall be less than 2 cents ($.02) per Ordinary Share, provided, however, that in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment so carried forward, shall amount to at least 2 cents ($.02) per Ordinary Share.

3.6 Merger or Consolidation. In case of any consolidation of the Company with or merger of the Company with, or merger of the Company into, (other than a merger which does not result in any reclassification or change of the outstanding Ordinary Shares), the Company shall cause the corporation formed by such consolidation or merger to execute and deliver to the Holder a supplemental warrant agreeement providing that the Holder of the Warrant then outstanding or to be outstanding shall have the right thereafter (until the expiration of such Warrant) to receive, upon exercise of such Warrant, the kind and amount of shares of stock and other securities and property receivable upon such consilidation or merger, by a holder of the number of Ordinary Shares of the Company for which such Warrant might have been exercised immediately prior ro such consolidation, merger, sale or transfer. Such supplemental warrant agreement shall provide for adjustments which shall be identical to the adjustments provided in Section 3. The above provision of this Subsection shall similarly apply to successive consolidations or mergers.

4. Notices to Warrant Holders. Nothing contained in this Agreement shall be construed as conferring upon the Holder the right to vote or to consent or to receive notice as a stockholder in respect of any meetings of stockholders for the election of directors or any other matter, or as having any rights whatsoever as a stockholder of the Company. If, however, at any time prior to the Expiration Date, any of the following events shall occur:

         (a) the Company shall take a record of the holders of its Ordinary Shares for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or

         (b) the Company shall offer to all the holders of its Ordinary Shares any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor; or

         (c) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business as an entirety shall be proposed;

then, in any one or more of said events, the Company shall give to the Holder written notice of such event at least fifteen (15) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale.

5. Non-Transferability





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                                      -5-


         (a) The Holder covenants and agrees that the Warrants are being acquired as an investment and not with a view to the distribution thereof. The Holder shall not sell, transfer, assign, encumber, pledge or otherwise dispose or undertake to dispose of ("Sell") the Warrants until the first anniversary of the Effective Date. Thereafter, the Holder may, subject to applicable securities laws, Sell, all or any portion of the Warrants, provided that the Holder may only Sell the Warrants on two occasions, to no more than five (5) transferees on each occasion, provided further that on the second such occasion the Holder shall reimburse the Company with any and all direct costs incurred by the Company connected with such sale, transfer or assignment including any reasonable registration costs.

         (b) Unless registered, the Warrant Shares issued upon exercise of the Warrants shall be subject to a stop transfer order and the certificate or certificates evidencing such Warrant Shares shall bear legend substantially similar to the following:

              "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, PURSUANT TO A REGISTRATION STATEMENT. ACCORDINGLY, SUCH SHARES MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO A REGISTRATION STATEMENT UNDER SUCH ACT, OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT."

6. Loss, etc. of Warrant

Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to the Company, if lost, stolen or destroyed, and upon surrender and cancellation of this Warrant, if mutilated, and upon reimbursement of the Company's reasonable direct expenses, the Company shall execute and deliver to the Holder a new Warrant of like date, tenor and denomination.

7. Registration Rights

Holders of the Ordinary Shares shall be entitled to all of the rights and privileges relating to registration rights afforded to the Holders under that certain Share and Warrant Purchase Agreement dated January __, 2002 (including the Registration Rights Agreement attached thereto) incorporated herein by reference and expressly made a part hereof.

8. Headings

The headings of this Warrant have been inserted as a matter of convenience and shall not affect the construction hereof.

9. Notices.

Unless otherwise provided, any notice required or permitted under this Warrant shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or seven (7) days after deposit with the Post Authority, for dispatch by registered or certified mail, postage prepaid and addressed to the Holder at the address set forth in the Company's books and to the Company at the address of its principal offices set forth above, or when given






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                                      -6-


by telecopier or other form of rapid written communication, provided that confirming copies are sent by such airmail.

10. Governing Law

This Warrant shall be governed by and construed and enforced in accordance with the laws of the State of Israel (regardless of the laws that might otherwise govern under applicable Israel principles of conflicts of law). The Parties hereto shall submit to the exclusive jurisdiction of the competent Courts of Tel-Aviv any dispute or matter arising out of or connected with this Warrant. Anything to the contrary notwithstanding, the provisions of this Section 10 shall not apply to the Registration Rights schedule, which shall be subject to the provisions thereof.

11. Entire Agreement; Amendment and Waiver

This Warrant and the schedule hereto constitute the full and entire understanding and agreement between the parties with regard to the subject matters hereof and thereof. Any term of this Warrant may be amended and the observance of any term hereof may be waived (either prospectively or retroactively and either generally or in a particular instance) only with the written consent of both the Holder and the Company.

IN WITNESS WHEREOF, the Company has caused this Ordinary Share Purchase Warrant to be executed as of the date first written above.



NUR MACROPRINTERS LTD.

By: ____________________________________

                 /title


Agreed and Accepted:

The Investment Corp. of United Mizrahi Bank Ltd.

By: _____________________________________

                 /title





194457/2





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                                      -7-



EXHIBIT A

                              WARRANT EXERCISE FORM

                                               Date:____________________



To:  Nur Macroprinters Ltd.

Re:   Exercise of Warrant

The undersigned hereby irrevocably elects to exercise the attached Warrant No. ___ to the extent of ___________________ Ordinary Shares of Nur Macroprinters Ltd. at $4.50 per Ordinary Share. Payment to the Company of the total purchase price for such shares has been made simultaneously with the delivery of this exercise of warrant.



By:  ___________________